UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

COVANTA HOLDING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-6732	95-6021257
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Lane Road, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 882-9000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Covanta Holding Corporation (the “Company”) with the Securities and Exchange Commission on May 10, 2010. Amendment No. 1 is being filed to amend only Item 5.07 to include the voting results for broker non-votes for proposal 1 for the Company’s Annual Meeting of Stockholders held on May 6, 2010. In all other respects, the Form 8-K remains the same.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 6, 2010, Covanta Holding Corporation held its Annual Meeting of Stockholders. At that meeting, stockholders voted on the following proposals:

1.	To elect ten directors to serve a one-year term that will expire at the next Annual Meeting of Stockholders. The votes cast for each director were as follows:

Directors	For	Withheld	Broker Non-Votes
David M. Barse	112,945,123	3,844,725	15,002,033
Ronald J. Broglio	115,732,471	1,057,378	15,002,033
Peter C.B. Bynoe	106,431,565	10,358,284	15,002,033
Linda J. Fisher	115,738,490	1,051,358	15,002,033
Joseph M. Holsten	115,734,504	1,055,345	15,002,033
Anthony J. Orlando	115,479,093	1,310,756	15,002,033
William C. Pate	115,299,130	1,490,719	15,002,033
Robert S. Silberman	115,728,470	1,061,379	15,002,033
Jean Smith	115,737,020	1,052,829	15,002,033
Samuel Zell	113,760,890	3,028,959	15,002,033

2.	To ratify the appointment of Ernst & Young LLP, the independent registered public accountants, as our independent auditors for the 2010 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
130,987,761	704,505	99,615	0

3.	Stockholder proposal to amend the Equity Award Plan for Employees and Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,063,400	110,283,256	442,686	15,002,539

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANTA HOLDING CORPORATION

Date: May 11, 2010	By:	/s/ Timothy J. Simpson

Timothy J. Simpson
Executive Vice President, General Counsel and Secretary